Exhibit 10.5(d)
---------------

November 10, 1999

Wickes Inc.
706 North Deerpath Drive
Vernon Hills, Illinois 60061

Re:  $871,844  Promissory  Note (the "Note") dated January 15, 1998 of Riverside
--------------------------------------------------------------------------------
     Group, Inc. ("Riverside") to Wickes Inc. ("Wickes")
     ---------------------------------------------------

Ladies and Gentlemen:

     This will confirm that:

          (i) we have requested, and you have agreed, to waive all existing defaults and Events of Default under the Note arising from the non-payment of interest on and principal of the Note prior to the date hereof; and

          (ii) the terms of the Note are hereby modified to provide that (x) all payments of principal of the Note due on or prior to November 15, 1999 and not paid shall be due and payable on February 15, 2000, (y) all payments of interest on the Note due on or before November 15, 1999 shall be due and payable on that date with interest thereon from the due dates for such payments originally provided in the Note at the annual rate of interest that is two percentage points higher than that originally provided in the Note.


     Additionally Wickes and Riverside have agreed that prior to February 15, 2000, the companies will restructure the payment terms of this note to terms that are mutually agreeable to both companies.

     Please indicate your agreement with the foregoing by signing in the place provided below and returning to my attention in the enclosed envelope.

                                                           RIVERSIDE GROUP, INC.



                                                         By_____________________

                                                         Its____________________
Agreed to:

WICKES INC.



By_____________________________

Its____________________________